District of
Division NO.
Court No. 31-280016
Estate No. 31-280016


                  CERTIFICATE OF FULL PERFORMANCE OF PROPOSAL

                        IN THE MATTER OF THE PROPOSAL OF
                        FILM OPTICALS OF CANADA LIMITED

The Undersigned, Beallor & Partners Inc., the Trustee acting in the proposal of FILM OPTICALS OF CANADA LIMITED, certifies that the proposal, as filed with the official receiver on the 24th day of January 1994 and as amended for the second time on the 24th day of September 1999 has been fully performed as of the 25th day of April 2000.

Dated at Toronto this 25th day of April, 2000.


BEALLOR & PARTNERS INC.,
TURSTEE FOR THE EXTATE OF
FILM OPTICALS OF CANADA LTD.,



By/S/ E.C. White
---------------------
E.C. WHITE, C.A., CIP
Trustee